MILLER, NASH, WIENER, HAGER & CARLSEN LLP
                                ATTORNEYS AT LAW
                            3500 U. S. BANCORP TOWER
                              111 S.W. FIFTH AVENUE
                           PORTLAND, OREGON 97204-3699
                            TELEPHONE (503) 224-5858
                            FACSIMILE (503) 224-0155




                                  June 17, 1997





U. S. Bancorp
111 S.W. Fifth Avenue
Portland, Oregon  97204

                   Subject:   U. S. Bancorp
                              U. S. Bancorp Capital I
                              Registration Statement on Form S-4
                              File No. 333-25829

Ladies and Gentlemen:

                  We have acted as tax counsel to U. S. Bancorp, an Oregon corporation, and U. S. Bancorp Capital I, a Delaware statutory business trust (the "Trust"), in connection with the offer to exchange up to $300,000,000 aggregate Liquidation Amount of the Trust's 8.27% Capital Securities, Series
B, registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like Liquidation Amount of the Trust's outstanding 8.27% Capital Securities, Series A. In rendering our opinion, we have examined the Amended and Restated Trust Agreement dated as of December 24, 1996 (the "Trust Agreement"), and have assumed that the Issuer Trustees will conduct the affairs of the Trust in accordance with the Trust Agreement. We hereby confirm the opinions described under the caption "Certain Federal Income Tax Consequences" in the prospectus (the "Prospectus") that is part of the Registration Statement on Form S-4 (File No. 333-25829). Capitalized terms used herein but not defined have the meanings as provided in the Prospectus.

                  We hereby consent to the use of this opinion in the Registration Statement and in any amendments thereto and to the reference to our firm under the caption "Certain Federal Income Tax Consequences" in the Prospectus. In giving this consent, we do not


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U. S. Bancorp                         - 2 -                        June 17, 1997


thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                               Very truly yours,

                               /s/ Miller, Nash, Wiener, Hager & Carlsen LLP

                               MILLER, NASH, WIENER, HAGER & CARLSEN LLP